Exhibit 99.1

Walker & Dunlop President and Board Member, Howard Smith, Announces Retirement

Bethesda, Maryland – July 11, 2023 – Walker & Dunlop, Inc. announced today that its president and member of the board of directors, Howard W. Smith, III, intends to retire on January 1, 2024 after 43 years of service. Smith will not stand for reelection to the board at the next annual stockholders’ meeting.

“Howard has been an exceptional partner in growing Walker & Dunlop from a small, family-owned company in 1980 to the 6th largest lender to commercial real estate in the United States in 2022," said Willy Walker, chairman and CEO. “Howard's contributions throughout his career to our industry, our company, and the Greater Washington community are numerous and profound. And while Howard will be dearly missed, his greatest legacy is the exceptional group of executives and managers at Walker & Dunlop that he so skillfully mentored and developed."

Upon retirement, Smith’s primary duties and responsibilities will be assumed by Donald P. King III, executive vice president and Kris Mikkelsen, executive vice president, investment sales who will co-lead the company’s capital markets group.

“I want to thank the Walker family for giving me the opportunity 43 years ago to join Walker & Dunlop where I spent my entire career. I am honored to have been able to contribute to the company’s incredible growth during that time," said Howard Smith.  "I leave behind an outstanding management team of great friends that will continue to grow W&D while maintaining the unique culture that defines this company."

Smith’s illustrious career at Walker & Dunlop leaves behind a remarkable legacy of leadership and innovation. He joined the company’s management team in 1988 and took on the role of executive vice president and chief operating officer in 2004 when he also assumed the role of board member and has been a member of the board since that time. He was promoted to president of the company in 2015.

About Walker & Dunlop

Walker & Dunlop (NYSE: WD) is one of the largest commercial real estate finance and advisory services firms in the United States. Our ideas and capital create communities where people live, work, shop, and play. The diversity of our people, breadth of our brand and technological capabilities make us one of the most insightful and client-focused firms in the commercial real estate industry.

Forward Looking Statements

The statement regarding the company’s growth in this press release may constitute a forward-looking statement within the meaning of the federal securities laws.

Forward-looking statements relate to expectations, projections, plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts.

The forward-looking statements contained in this press release reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ significantly from those expressed or contemplated in any forward-looking statement.

While forward-looking statements reflect our good faith projections, assumptions and expectations, they are not guarantees of future results. Furthermore, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes, except as required by applicable law. Factors that could cause our results to differ materially include, but are not limited to: (1) general economic conditions and multifamily and commercial real estate market conditions, and (2) regulatory and/or legislative changes to Freddie Mac, Fannie Mae or HUD.

For a further discussion of these and other factors that could cause future results to differ materially from those expressed or contemplated in any forward-looking statements, see the section titled "Risk Factors" in our most recent Annual Report on Form 10-K and any updates or supplements in subsequent Quarterly Reports on Form 10-Q and our other filings with the SEC. Such filings are available publicly on our Investor Relations web page at https://www.walkerdunlop.com/.

Contacts:

Investors:	Media:
Kelsey Duffey	Nina H. von Waldegg
Investor Relations	VP, Public Relations
Phone 301.202.3207	Phone 301.564.3291
investorrelations@walkeranddunlop.com	info@walkeranddunlop.com

Phone 301.215.5500 7272 Wisconsin Avenue, Suite 1300 Bethesda, Maryland 20814

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